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                                                                 Exhibit 10.29.1

                              AMENDMENT No. 1 to

                     EXECUTIVE LEADERSHIP COMPENSATION PLAN

The Executive Leadership Compensation Plan (the "Plan"), dated January 1, 1999, is hereby amended effective March 1, 2001, as follows:

1. Section 4e "Bonus Determination In Cases Of Termination" is amended to read as follows:

     "Participants who terminate prior to payment of the award for any reason other than death, disability, or retirement are not eligible to receive awards under this Plan, unless approved by the Chief Executive Officer or the Senior Vice President, Human Resources."

2.   All other terms and conditions of the Plan remain in full force and effect.